Exhibit 21 Form 10-K Year Ended December 31, 2004

SUBSIDIARIES OF R.R. DONNELLEY & SONS COMPANY

(As of February 17, 2005)

Subsidiaries of R. R. Donnelley & Sons Company	Place of Incorporation
Freight Systems, Inc.	California
Allentown S.H. Leasing Company	Delaware
Caslon Incorporated	Delaware
Check Printers, Inc.	Delaware
Chemical Equipment S.H. Leasing Company	Delaware
FFH Corporation	Delaware
Haddon Craftsmen, Inc.	Delaware
HCI Holdings, Inc.	Delaware
Kittyhawk S.H. Leasing Company	Delaware
Moore Holdings U.S.A. Inc.	Delaware
Moore North America Finance, Inc.	Delaware
Moore Wallace North America, Inc.	Delaware
Pan Associates, L.P.	Delaware
RRD Dutch Holdco, Inc.	Delaware
R. R. Donnelley (Chile) Holdings, Inc.	Delaware
R. R. Donnelley Global, Inc	Delaware
R. R. Donnelley Hungary LLC	Delaware
R. R. Donnelley Latin America LLC	Delaware
R. R. Donnelley Mendota, Inc.	Delaware
R. R. Donnelley Printing Company	Delaware
R. R. Donnelley Printing Company, L.P.	Delaware
R. R. Donnelley (Santiago) Holdings, Inc.	Delaware
R. R. Donnelley Technology Services LLC	Delaware
Peak Technologies, Inc.	Illinois
M/B Companies, Inc.	Iowa
R. R. Donnelley Receivables, Inc.	Nevada
FRDK, Inc.	New York
The Nielsen Company	Ohio
R. R. Donnelley Norwest Inc.	Oregon
Heritage Preservation Corporation	South Carolina
Omega Studios-Southwest, Inc.	Texas
Iridio, Inc.	Washington
R. R. Donnelley Argentina S.A.	Argentina
MCL Argentina S.A.	Argentina
MI Insurance (Barbados) Ltd.	Barbados
Moore Paragon (Caribbean) Ltd.	Barbados
Moore Belgium N.V.	Belgium
Moore Group Services B.V.B.A.	Belgium
Moore Response Marketing N.V.	Belgium
Donnelley Cochrane Graficos Editora do Brasil Limitada	Brazil
Matrix Distribudora de Directorios S A.	Brazil
Moore Brasil Limitada	Brazil
Moore Canada	Canada
Moore Wallace Incorporated	Canada
R. R. Donnelley Canada, Inc.	Canada
R. R. Donnelley Nova Scotia Company	Canada
R. R. Donnelley Chile Limitada	Chile
R. R. Donnelley (Asia) Trading Ltd.	China
R. R. Donnelley Financial Asia Limited	China
Shanghai Donnelley Printing Co., Ltd.	China
Shenzhen Donnelley Bright Sun Printing Co. Ltd.	China
Moore de Centro America S.A	Costa Rico
Moore de Centro America, S.A. de C.V.	El Salvador
Moore Response Marketing S.A.	France
R. R. Donnelley Printing (France) S.A.R.L.	France
Accuscan GmbH	Germany
Moore Response Marketing GmbH	Germany
Peak Technologies GmbH	Germany
Peak Technologies Holdings GmbH	Germany
R. R. Donnelley Deutschland Gmbh	Germany
Moore de Centro America S.A.	Guatemala
Moore de Centro America, S.A. de C.V.	Honduras

Subsidiaries of R. R. Donnelley & Sons Company	Place of Incorporation
Moore International Hungary Financial Services Kft.	Hungary
R. R. Donnelley Hungary Printing and Trading Kft.	Hungary
R. R. Donnelley Luxembourg S.A.R.L.	Luxembourg
R. R. Donnelley (Mauritius) Holdings Ltd.	Mauritius
Commercializadora Moore de Mexico	Mexico
Impresora Donneco Internacional, S.A. de C.V.	Mexico
Laboratorio Lito Color S.A. de C.V.	Mexico
Moore de Mexico, S.A. de C.V.	Mexico
Moore de Mexico Holdings, S.A. de C.V.	Mexico
R. R. Donnelley (Mexico) S.A. de C.V.	Mexico
Sierra Industrial, S.A. de C.V.	Mexico
R. R. Donnelley Servicios S.A. de C.V.	Mexico
FGSU Holdings B.V.	The Netherlands
Peak Technologies Benelux B.V.	The Netherlands
Moore IMS B.V.	The Netherlands
Moore International B.V.	The Netherlands
Moore Response Marketing B.V.	The Netherlands
R. R. Donnelley Europe B.V.	The Netherlands
R. R. Donnelley Holdings B.V.	The Netherlands
R. R. Donnelley Holdings C.V.	The Netherlands
R. R. Donnelley Europe, Sp. zo. o.	Poland
R. R. Donnelley Poland, Sp. zo. o.	Poland
Moore Business Forms de Puerto Rico	Puerto Rico
Peak Technologies (Schwiez) A.G.	Switzerland
Moore Trinidad Ltd.	Trinidad
Accuscan International Ltd.	United Kingdom
Moore Business Forms Limited	United Kingdom
Moore Business Forms Holdings U.K. Limited	United Kingdom
Moore Business Forms Pensions Trustees U.K. Limited	United Kingdom
Moore Response Marketing Limited	United Kingdom
Peak Technologies Holdings Limited	United Kingdom
Peak Technologies U.K. Limited	United Kingdom
R. R. Donnelley U.K. Directory Limited	United Kingdom
R. R. Donnelley (U.K.) Limited	United Kingdom
Inversiones Moore C.A.	Venezuela
Moore Technology and Trading C.A.	Venezuela
Moore de Venezuela S.A.	Venezuela